UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 17, 2009

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	001-07627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

In its Proxy Statement for the Annual Meeting of Shareholders of Frontier Oil Corporation (the “Company”) to be held on April 29, 2009, the Company described Executive Change in Control Severance Agreements that it had entered into with its officers.  Management of the Company intends to recommend to the Compensation Committee that future change in control agreements not contain tax gross-up provisions and that the Executive Change in Control Severance Agreement for the President & Chief Executive Officer of the Company be amended to reduce his severance benefit as a multiple of his annual base salary from 7.0 to 6.0.  The Company expects the Compensation Committee to consider these recommendations at its April 28, 2009 meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
Date: April 17, 2009	By: /s/ Doug S. Aron Name: Doug S. Aron Title: Executive Vice President -Chief Financial Officer